Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Fastenal Company:

We consent to the incorporation by reference in the registration statements (no. 333-52765 and no. 333-134211) on Form S-8 of Fastenal Company of our report dated February 21, 2008, relating to the consolidated balance sheets of Fastenal Company and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of earnings, stockholders’ equity and comprehensive income, and cash flows, and the related financial statement schedule for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, which report is included in the annual report on Form 10-K for the year ended December 31, 2007, of Fastenal Company.

Our report refers to the Company’s adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes an Interpretation of FASB Statement No. 109,” as of January 1, 2007.

/s/ KPMG LLP

Minneapolis, Minnesota

February 21, 2008